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Exhibit 23.4

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Independent Auditors" in Amendment # 1 to the Registration Statement (Form S-3 No. 333-102895) and related prospectus of Scottish Annuity & Life Holdings, Ltd. (the Company) and to the incorporation by reference therein of our report dated February 12, 2002 with respect to the consolidated financial statements and schedules of the Company.

/s/ Ernst & Young LLP

Philadelphia, PA
March 11, 2003

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Consent of Independent Auditors